Exhibit 23.1

PMB + Helin Donovan
Consultants & Certified Public Accountants
www.pmbhd.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Family Room Entertainment Corporation (the “Company”) of our report, dated October 11, 2007 (which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern), relating to the consolidated balance sheet of Family Room Entertainment Corporation as of June 30, 2007 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the fiscal year ended June 30, 2007 ,  which appears in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

Our report expressed an unqualified and contained an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share Based Payment, effective as of July 1, 2006.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ PMB Helin Donovan, LLP
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PMB Helin Donovan, LLP

San Francisco, California

June 10, 2008